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                                                                    EXHIBIT 99.1

                         NATIONAL INTERSTATE CORPORATION
                             AUDIT COMMITTEE CHARTER

AUTHORITY

- The Board of Directors, by resolution dated June 26, 1989, established the Audit Committee.

-     The Audit Committee Charter was adopted by the Board on October 18, 2004.

PURPOSE

- To assist the Board of Directors in fulfilling its oversight responsibilities to the shareholders relating to corporate accounting, financial reporting practices of the Company, and financial and internal controls;

- To assist the Company in maintaining the integrity of the Company's financial statements;

- To maintain effective working relationships with the Board of Directors and oversight of the independent auditors and financial management of the Company; and

-     To review potential conflicts of interests.

STRUCTURE AND MEMBERSHIP

      The Committee shall be comprised of no fewer than three Directors appointed by the Board (upon recommendation of the Nominating/Governance Committee) each of whom is an "independent director" (as defined by the Nasdaq Stock Market, Inc.'s ("NASDAQ") rules, Section 10A of the Securities and Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002, and the Securities and Exchange Commission's (the "SEC") regulations and is able to read and understand financial statements. A Director may not be a member of the Committee if he has participated in the preparation of the Company's financial statements during the past three years. At least one of the members of the Committee shall be an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K under the Securities Act of 1933, as amended. This Director shall have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background which results in the Director's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

      The Board will appoint the members of the Committee annually and each member will serve until such member's successor is duly designated or until such member's earlier resignation or removal. The Board may remove any member of the Committee from the Committee, with or without cause, by a majority vote of the Board. Unless the Board designates a Chairperson of the Committee, the members of the Committee will designate a Chairperson by a majority vote of the full Committee. The Chairperson will chair all regular sessions of the Committee and will set the agendas for Committee meetings.

DUTIES AND RESPONSIBILITIES

      The Committee is a part of the Board. One of the Committee's primary responsibilities is to oversee the Company's financial and accounting management and the independent auditors. It is the responsibility of those parties to ensure that adequate internal controls are in place and that financial reports are completed in conformity with generally accepted accounting principles. The Committee is also responsible for advancing the professional and ethical conduct of the Company's Directors and officers.

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Audit and Financial Information Review Procedures

The Committee will:

- Review the Company's annual audited financial statements, including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the Company's filings with the SEC with management and the independent auditors prior to the release of earnings and the Company's quarterly financial statements prior to filing or distribution to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to shareholders;

- Review the Company's quarterly financial results, including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the Company's filings with the SEC with management and the independent auditors prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. The Chairperson of the Committee may represent the entire Audit Committee for purposes of this review;

- Recommend to the Board of Directors whether the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K for submission to the SEC;

- Review and discuss, at least annually, a report from the independent accountants as to all critical accounting policies and practices, alternative treatments with financial information within GAAP discussed with management, ramifications of the use of alternative disclosures, the treatment preferred by the independent accountants in each instance, management letters and other communications;

- In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting process and internal controls. Discuss the adequacy of such internal controls and the absence of any material weakness in them. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors with management's responses; and

- Review with the independent auditors the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

Independent Auditors

The Committee will:

- Review the independence and performance of the independent auditors, confirm that the independent auditors are ultimately accountable to the Board of Directors and the Committee, and that the Committee, in its capacity as a committee of the Board of Directors, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors;

- Recommend annually to the Board of Directors the appointment of the independent auditors;

- Establish policies for the pre-approve of all audit and non-audit services and their accompanying fees and other significant compensation to be paid to the independent auditors;

- Provide appropriate information for inclusion in the Company's periodic reports filed with the SEC relating to all approvals of non-audit services to be performed by the Company's independent auditors;

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-     Ensure receipt from the independent auditors of a formal written statement delineating all relationships between the auditors and the Company and annually review and discuss with the independent auditors all significant relationships they have with the Company that could impair the independent auditors' objectivity and independence;

- Determine whether the provision of non-audit services by the independent auditors is compatible with maintaining their independence;

- Establish and maintain clear hiring policies for employees or former employees of the Company's independent auditors;

- Annually confirm that the independent auditors meet the NASDAQ requirements relating to peer reviews pursuant to its Rule 4350(k);

- Review the independent auditors' audit plan and discuss scope, staffing, locations, reliance on management and their general audit approach;

- Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting;

- Resolve disagreements between management and the independent auditors regarding financial reporting; and

- Ensure that the lead audit partner of the Company's independent auditors and the audit partner responsible for reviewing the audit are rotated off the audit at least every five years with a five-year cooling-off period. Ensure that all audit partners are rotated off the audit at least every seven years with a two-year cooling-off period.

Reports and Minutes

The Committee will:

-     Report regularly to the Board (i) following meetings of the Committee,
      (ii) with respect to such other matters as are relevant to the Committee's discharge of its responsibilities, and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Chairperson or any other member of the Committee designated by the Committee to make such a report;

- Provide the Audit Committee report to be included in the Company's proxy statement for its annual meeting of shareholders, as required by federal securities laws; and

- Maintain minutes and other records of meetings and activities of the Committee, as appropriate under Ohio law.

General

The Committee will:

- Review and approve all related party transactions (transactions required to be disclosed under Item 404 of Regulation S-K);

- Consider and review possible conflicts of interest of current or former Directors and executive officers;

- Perform any activities beyond those enumerated herein consistent with this Charter, the Company's Code of Regulations and governing law, as the Committee or the Board of Directors deems necessary;

- If the Committee determines it to be appropriate and in the best interest of the Company and its shareholders to carry out its duties, institute special investigations and/or hire special counsel, advisors, or experts;

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-     Provide appropriate funding for payment of outside advisors and expenses incurred by the Committee;

- Review significant accounting and reporting issues and legal and regulatory pronouncements, and understand their impact on the financial statements of the Company;

- Establish and maintain procedures for the Committee to receive all employee complaints relating to accounting, internal accounting controls and auditing matters pursuant to Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and for the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

- Periodically review with the Company's General Counsel any legal or regulatory matters that may have a material impact on the Company's financial statements or compliance programs and any material pending claims and litigation involving the Company as a defendant;

- Periodically report to the Board of Directors as appropriate on the status and results of major capital projects and other major business transactions;

- Annually review and update, as necessary, the Committee's Charter and determine if the Committee has satisfied its responsibilities under the Charter during the year; and

-     Review, on an annual basis, the performance of the Committee.

COMMITTEE MEETINGS AND ACTION

- A majority of the Committee members will be a quorum for the transaction of business.

- The action of a majority of those present at a meeting at which a quorum is present will be an act of the Committee.

- Any action that may be taken at a meeting of the Committee will be deemed the action of the Committee if all of the Committee members execute a written consent and the consent is filed with the Corporate Secretary.

- The Company's Chief Financial Officer will be the management liaison to the Committee.

- The Corporate Secretary shall be responsible for keeping minutes of the Committee meetings. The Committee will meet at least four times a year and at such other times as may be requested by its Chairperson and will routinely meet in executive session to review such matters as the Committee, in its discretion, determines to be appropriate.